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                             ARTICLES OF INCORPORATION
                                         OF
                           SCRIPPS FINANCIAL CORPORATION


                                     ARTICLE I

The name of the Corporation is Scripps Financial Corporation.


                                     ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                    ARTICLE III

The name and address in the State of California of the Corporation's initial agent for service of process are:

                         Ronald J. Carlson
                         7817 Ivanhoe Avenue
                         La Jolla, CA 92037


                                     ARTICLE IV

This Corporation is authorized to issue two classes of shares designated respectively "Common Shares" and "Preferred Shares." The number of shares of Common Shares is 20,000,000 and the number of shares of Preferred Shares is 10,000,000.


                                     ARTICLE V

The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any


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series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.


                                     ARTICLE VI

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, to the fullest extent permissible under California law.

Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of an agent of the Corporation existing at the time of such amendment, repeal or modification.


                                    ARTICLE VII

     SECTION 1.     DEFINITIONS.  For the purposes of this Article VII:

          A. The term "Beneficial Owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any voting shares of this Corporation which any Major Shareholder (as defined below) has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by shareholders of the Corporation in connection with or pursuant to a tender offer made by such Major Shareholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Shareholder.

          B.   The term "Business Combination shall mean:

               1. Any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Shareholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of this Corporation or any Subsidiary with or into a Major Shareholder or

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               of a Major Shareholder with or into this Corporation or a
               Subsidiary;

               2. Any sale, lease, exchange, transfer, distribution to shareholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Shareholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this Corporation or a Subsidiary (including, without, limitation, any securities of a Subsidiary);

               3. The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Shareholder;

               4. The issuance of any securities, or of any rights, warrants or options to acquire any securities, of this Corporation or a Subsidiary, eighty percent (80%) or more of which are issued to a Major Shareholder, or the acquisition by the Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Shareholder;

               5. Any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Shareholder, or any partial liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof; provided, however, that this Section 1B5 shall not relate to any transaction of the types specified herein that has been approved by eighty percent (80%) of the Board of Directors; and

               6. Any agreement, contract or other arrangement providing for any of the transactions described herein.

          C. The term "Major Shareholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) and any Person acting in concert therewith, is the beneficial owner of shares possessing ten percent (10%) or more of the voting power of the Voting Stock of this Corporation, and any Affiliate or Associate of a Major Shareholder, including a Person acting in concert therewith. The

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          term "Major Shareholder" shall not include a Subsidiary of this
          Corporation.

          D. The term "other consideration to be received" shall include, without limitation, Voting Stock of this Corporation retained by its existing shareholders in the event of a Business Combination which is a merger or consolidation in which this Corporation is the surviving corporation.

          E. The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group will be deemed a "Person."

          F. The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by the Corporation.

          G. The term "Substantial Part," as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Shareholder means assets having a value of more than five percent (5%) of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

          H. The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, and shall also include stock or other securities convertible into Voting Stock.

     SECTION 2. Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section 3 of this Article VII, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless:

          A. The Business Combination was approved by the Board of Directors of the Corporation prior to the Major Shareholder involved in the Business Combination becoming such; or

          B. The Major Shareholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Shareholder and the Business Combination

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          was approved by not less than eighty percent (80%) of the Board of
          Directors; or

          C. The Business Combination was approved by not less than ninety percent (90%) of the Board of Directors of the Corporation; or

          D. The Business Combination was approved by at least a 95% vote of the outstanding Voting Stock of this Corporation.

     SECTION 3. The approval requirements of Section 2 shall not apply if the Business Combination is approved by the vote of at least two-thirds (2/3) of the shares of the Voting Stock of this Corporation and all of the following conditions are satisfied:

          A. The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number of similar events) by holders of the common stock of this Corporation in the Business Combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Shareholder in acquiring any of this Corporation's common stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of this Corporation's common stock immediately prior to the announcement of such Business Combination as the highest per share price of this Corporation's common stock immediately prior to the commencement of acquisition of this Corporation's common stock by such Major Shareholder;

          B.   The consideration to be received in such Business
          Combination by holders of the common stock of this Corporation shall be, except to the extent that a shareholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Shareholder in acquiring this Voting Stock of the Corporation;

          C. After becoming a Major Shareholder and prior to the consummation of such Business Combination, (i) such Major Shareholder shall not have acquired any newly-issued shares of capital stock, directly or indirectly, from this Corporation or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Shareholder or upon compliance with the provisions of this Article VII or as a result of a pro rata share dividend or share split) and (ii) such Major Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits

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          provided by this Corporation or a Subsidiary, or made any major changes in this Corporation's business or equity capital structure;
          and

          D. A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 and rules promulgated thereunder, whether or not this Corporation is then subject to such requirements, shall be mailed to all shareholders of this Corporation for the purpose of soliciting shareholder approval of such Business Combination and shall contain at the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which any one or more members of Board of Directors may choose to state, and (ii) the opinion or a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of this Corporation (such investment banking firm to be engaged solely on behalf of the remaining shareholders, to be paid a reasonable fee for their services by this Corporation upon receipt of such opinion, to be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Shareholder and to be selected by the Board of Directors).

     SECTION 4. The affirmative vote required by this Article VII is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, these Articles of Incorporation, or any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock.

     SECTION 5. Any amendment, change or repeal of this Article VII or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article VII shall require approval by at least an eighty-five percent (85%) vote of the Voting Stock of the Corporation. In addition to the foregoing, Section 2D of this Article VII may not be repealed or amended in any respect unless such action is approved by at least a 95% vote of the outstanding Voting Stock.


                                    ARTICLE VIII

No action shall be taken by the shareholders of the Corporation except in an annual or special meeting of the shareholders. This Article VIII may be amended or repealed only upon the affirmative vote of eighty percent (80%) of the shares entitled to vote.

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IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of
Incorporation on May 3, 1999.


                                       /s/ Anne H. West
                                       ----------------------------------------
                                       Anne H. West, Incorporator

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